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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                       FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 15, 1998


                                STAGE II APPAREL CORP.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




          NEW YORK                   1-9502                      13-3016967
(STATE OR OTHER JURISDICTION       (COMMISSION               (I.R.S. EMPLOYER
     OF INCORPORATION)             FILE NUMBER)              IDENTIFICATION NO.)






               1385 BROADWAY
          NEW YORK, NEW YORK                                       10018
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


          Registrant's telephone number, including area code: (212) 564-5865


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ITEM 5.   OTHER EVENTS

     In July 1998, Stage II Apparel Corp. (the "Company") entered into a cancellation agreement with Empire State Building Company, providing for the cancellation of the Company's lease for sales and administrative offices in the Empire State Building at 350 Fifth Avenue, New York, New York. The lease covered approximately 10,800 square feet for a term through 2006 at an average annual rent of $343,000 plus electricity, taxes and expense escalations. In the absence of the cancellation agreement, the Company's estimated future obligations under the lease would have aggregated approximately $4 million. The lease cancellation was effective as of July 15, 1998, subject to payment of a $325,000 cancellation fee in four installments through October 1, 1998.

     The Company has relocated its administrative and sales offices to 1385 Broadway, New York, New York, where it will lease approximately 3,000 square feet through 2003 at a total annual cost of approximately $80,000. This represents an annual savings to the Company of approximately $330,000. Part of the new space is shared with R. Siskind and Company, an apparel company owned by Richard Siskind, the President, Chief Executive Officer and principal shareholder of the Company. Under that arrangement, rent will be shared proportionately on a pass through basis. Additional information about the relocation is incorporated by reference to the Company's press release included as an exhibit to this Report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  None

     (b)  None

     (c)  EXHIBITS.

     EXHIBIT
     NUMBER         EXHIBIT

     10.1 Cancellation Agreement dated as of July 9, between the Company and Empire State Building Company.

     20.1           Press release dated July 22, 1998.


                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


STAGE II APPAREL CORP.



Date: July 22, 1998                     By: /s/ MICHAEL HANRAHAN
                                           ---------------------------
                                           Michael Hanrahan,
                                           Treasurer
                                           (Duly Authorized Officer)